EXHIBIT 10.1
MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (the “Agreement”) is made as of April 2, 2013 (the “Effective Date”) by and among RiceBran Technologies, a California corporation (“RBT”), WONA Inc, a Delaware Corporation (“WONA”), and RBT PRO, LLC, a Delaware limited liability company (“Company”).

The parties agree as follows:

RECITALS

A.            R&D Agreement. RBT and DSM New Business Development B.V., a private company with limited liability organized under the laws of the Netherlands (“DSM”) previously entered into a Joint Research and Development Agreement dated August 15, 2011 (“R&D Agreement”) for the purpose of performing joint research and development for the development of rice bran derived products and related business development activities, as more fully described in the R&D Agreement. Pursuant to the R&D Agreement, the parties thereto developed certain intellectual property and know-how.

B.            License Agreement. DSM, RBT and the Company entered into a license agreement effective as of March 1, 2013 (“License Agreement”). Pursuant to the License Agreement, DSM licensed the DSM Licensed IP (as defined therein) to the Company, and RBT licensed the RBT Background Technology (as defined therein) to the Company, on the terms set out in the License Agreement. .

C.        Company.  RBT is the sole member of the Company and holds 1,000 Units of membership interest.  Effective as of the Closing Date, RBT shall adopt the Amended and Restated Limited Liability Company Agreement for the Company in the form attached hereto as Exhibit A (“LLC Agreement”).  The LLC Agreement sets forth the rights, preferences and privileges of the holders of the Company’s units of membership interest (“Units”).

D.        Sale of Units.  RBT wishes to sell 500 Units of membership interest held by RBT (“Transferred Units”), and WONA wishes to purchase the Transferred Units, on and subject to the terms of this Agreement, such that immediately following the Closing (as defined below),  the ownership of the Company shall be as follows:

Member	Number of Units	Percentage Interest

RBT	500 Units	50%

WONA	500 Units	50%

Total	1,000 Units	100%

AGREEMENT

1.         Purchase and Sale of the Transferred Units.

1.1   Purchase and Sale of Transferred Units.  Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, WONA shall purchase from RBT, and RBT shall sell to WONA, the Transferred Units free from all Encumbrances and together with all rights and benefits provided to them under the LLC Agreement at the Closing Date. For purposes of this Agreement, “Encumbrances” shall include any claim, charge, mortgage mortgage, security, lien, option, equity, power of sale, hypothecation or other third party rights, retention of title, right of pre-emption, right of first refusal or security interest of any kind other than as set forth in the LLC Agreement.

1.2   Purchase Price. The consideration for the purchase of the Transferred Units (“Purchase Price”) shall be One Million Two Hundred Thousand United States Dollars (US$1,200,000).

1.3   Closing.  The purchase and sale of the Transferred Units hereunder shall take place at a closing (“Closing”) on the first (1st) business day following the satisfaction or waiver of the conditions set forth in Sections 2.1 and 2.2, at such time and place as RBT and WONA mutually agree upon, whether orally or in writing, but in no event later than April 10, 2013 (which date is designated as the “Closing Date”). Against receipt of Purchase Price, RBT shall deliver a membership certificate and such other evidence of WONA’s ownership of the Transferred Units.

2.         Conditions to Closing; Termination

2.1   Conditions to the Obligations of WONA at the Closing.  The obligations of WONA in Section 1.1 with respect to the Closing are subject to the fulfillment (or written waiver by WONA) on or before the Closing of each of the following conditions:

(a)   Representations and Warranties of the Company.  The representations and warranties of the Company and RBT contained in Sections 3 and 5 shall be true and correct as of the Closing.

(b)   Performance.  The Company and RBT shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by each of them on or before the Closing Date.

(c)   Compliance Certificate.  The Chief Executive Officer of RBT shall have delivered to WONA a certificate stating, on behalf of the Company and RBT, that the conditions specified in Sections 2.1(a) and 2.1(b) have been satisfied.

(d)   LLC Agreement.  The LLC Agreement shall have been duly executed by RBT and delivered to WONA.

(e)   Extruder Purchase Agreement.  RBT and an affiliate of WONA shall have entered into an Extruder Purchase in the form attached hereto as Exhibit B (“Extruder Purchase Agreement”).

(f)            Cross License Agreement.  RBT and Wilmar (Shanghai) Biotechnology Research & Development Center Co., Ltd (“WBRDC”) shall have entered into a Cross License Agreement in the form attached hereto as Exhibit C (“Cross License Agreement”).

(g)   WBRDC Sublicense Agreement.  The Company and RBT shall have executed and delivered to WBRDC the WBRDC Sublicense Agreement in the form attached hereto as Exhibit D (“WBRDC Sublicense Agreement”).

(h)   RBT Sublicense Agreement.  The Company and RBT shall have entered into the RBT Sublicense Agreement, substantially in the form attached hereto as Exhibit E (“RBT Sublicense Agreement”).

2.2   Conditions to the Obligations of RBT and the Company as the Closing. The obligations of RBT and the Company in Section 1.1 with respect to the Closing are subject to the fulfillment (or written waiver by RBT and the Company) on or before the Closing of each of the following conditions:

(a)   Representations and Warranties of WONA.  The representations and warranties of WONA contained in Section 4 shall be true and correct as of the Closing.

(b)   Performance.  WONA shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(c)   LLC Agreement.  The LLC Agreement shall have been duly executed by WONA and delivered to RBT.

(d)   Extruder Purchase Agreement.  RBT and an affiliate of WONA shall have entered into the Extruder Purchase Agreement.

(e)   Cross License Agreement.  RBT and WBRDC shall have entered into the Cross License Agreement.

(f)   WBRDC Sublicense Agreement.  WBRDC shall have executed and delivered to the Company the WBRDC Sublicense Agreement.

(g)   Payment of Purchase Price.   WONA shall have delivered the Purchase Price for the Transferred Units purchased from RBT at the Closing by crediting for same day value the following bank account of RBT by way of telegraphic transfer:

Wells Fargo Bank
8601 North Scottsdale Road, Suite 240
Scottsdale, AZ 85253
Attention: Janice Myers
Telephone Number: 480-348-5031

Checking Account
ABA: 121000248
Account: 4121337976

International Wires
SWIFT CODE  WFBIUS6S

3.             Representations and Warranties of the Company.  The Company and RBT hereby represents and warrants to WONA that, as of the date hereof and as of the date of the Closing:

3.1   Organization.  The Company and is a limited liability company duly formed and in good standing under Delaware law.  The Company has no subsidiaries.

3.2   Authorization.  The Company has the requisite limited liability company power and authority to enter into this Agreement, the Extruder Purchase Agreement, Cross License Agreement, the RBT Sublicense Agreement  and the WBRDC Sublicense Agreement (collectively, the “Related Documents”) and to perform its obligations thereunder.

3.3   Enforceability.  This Agreement and each Related Document, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.4   No Conflict.  The Company has obtained each consent of or with any court, governmental authority or third person that is required to be obtained by the Company in connection with the Company’s execution and delivery of this Agreement and the Related Documents and the performance of the Company’s obligations hereunder or thereunder.

3.5   Capitalization.

(a)   The sole member of the Company is RBT.

(b)   Except as set forth in this Agreement and the LLC Agreement, there are no outstanding options, subscriptions, warrants, calls, preemptive rights, redemption rights, co-sale rights, buy-sell rights, rights of first refusal or similar rights, agreements or undertakings in effect or committed to by the Company or any of its members with respect to membership interests in the Company.

(c)   Other than the LLC Agreement, there is no proxy, voting trust, members’ agreement or similar agreement or arrangement with respect to the exercise of the voting power of the Company.

3.6   No Liability. The Company has not commenced any business other than entering into the agreements referenced herein. The Company has not incurred any liabilities except for its obligations under the License Agreement and it reimbursable obligations under Section 5.4 of the LLC Agreement.

3.7   Books and Records. All books and records of the Company are accurate and complete in all material respects and are maintained in all material respects in accordance with good business practice and all applicable legal requirements.

3.8   Legal Proceedings.  The Company is not subject to any outstanding injunction, judgment, order, decree or ruling or a party to any action, suit or proceeding, before any court, administrative agency or arbitrator.

3.9   License Agreement.  The Company has not transferred or agreed to transfer any of its rights under the License Agreement, except as set forth in the RBT Sublicense Agreement and the WBRDC Sublicense Agreement.

3.10         Brokerage Fee.  The Company has not, with respect to the sale of Transferred Units, engaged any investment banker, finder, broker or similar agent that may give rise to any brokerage fee, finder’s fee, commission or similar liability, nor will the Company otherwise be required, with respect to the sale of Transferred Units, to pay any investment banker, finder, broker or similar agent any brokerage fee, finder’s fee, commission or similar liability.

4.             Representations and Warranties of WONA.  WONA hereby represents and warrants to RBT that, as of the date hereof and as of the date of the Closing:

4.1   Organization.  WONA is duly organized, validly existing and in good standing under the laws of Delaware.  WONA is indirectly controlled by, and an Affiliate (as defined in the LLC Agreement) of, Wilmar Europe Holdings B.V., a company incorporated in the Netherlands (“WEHBV”).  Each of WEHBV and Yihai Kerry (Harbin) Grains and Foodstuffs Industries Co., Ltd, are an Affiliate of Wilmar International Limited, a company incorporated in Singapore.

4.2   Authorization.  WONA has the requisite power and authority to enter into this Agreement and the Related Documents to which it is a party and to carry out and perform its obligations thereunder.

4.3   Enforceability.  This Agreement and each Related Document to which WONA is a party, when executed and delivered by the WONA, will constitute WONA’s valid and legally binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.4   Consents.  WONA has obtained each consent of or with any court, governmental authority or third person that is required to be obtained by WONA in connection with WONA’s execution and delivery of this Agreement and the Related Documents to which WONA is a party or the performance of WONA’s obligations hereunder or thereunder.

4.5   Brokerage Fee.  WONA has not, with respect to the purchase of Transferred Units, engaged any investment banker, finder, broker or similar agent that may give rise to any brokerage fee, finder’s fee, commission or similar liability, and WONA will not be required, with respect to the purchase of Transferred Units, to pay any investment banker, finder, broker or similar agent any brokerage fee, finder’s fee, commission or similar liability.

4.6   Purchase Entirely for Own Account.  The Transferred Units are being acquired for investment for WONA’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that WONA has no present intention of selling, granting any participation in, or otherwise distributing the same.  WONA does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Transferred Units.

4.7   No Reliance.  In deciding to make its purchase of the Transferred Units, Willmar has not relied on any representations, warranties or disclosures of the Company or RBT other than set forth in Sections 3 and 5 hereof.

5.             Representations and Warranties of RBT.  RBT hereby represents and warrants to WONA that, as of the date hereof and as of the date of the Closing:

5.1   Organization.  RBT is duly organized, validly existing and in good standing under the laws of California.

5.2   Authorization.  RBT has the requisite corporate power and authority to enter into this Agreement and the Related Documents to which it is a party and to perform its obligations thereunder.

5.3   Enforceability.  This Agreement and each Related Document to which RBT is a party, when executed and delivered by RBT, will constitute RBT’s valid and legally binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.4   Consents.  RBT has obtained each consent of or with any court, governmental authority or third person that is required to be obtained by RBT in connection with RBT’s execution and delivery of this Agreement and the Related Documents to which RBT is a party or the performance of RBT’s obligations hereunder or thereunder.

5.5   Brokerage Fee. RBT has not, with respect to the sale of Transferred Units, engaged any investment banker, finder, broker or similar agent that may give rise to any brokerage fee, finder’s fee, commission or similar liability, and RBT will not be required, with respect to the sale of Transferred Units, to pay any investment banker, finder, broker or similar agent any brokerage fee, finder’s fee, commission or similar liability.

5.6   Ownership of Transferred Units.  RBT is, and on the date RBT is required to sell Transferred Units to WONA hereunder will be, the lawful record owner of such Transferred Units.  RBT has good and marketable title to the Transferred Units, free and clear of all Encumbrances.

5.7   No Other Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLES III & V, NEITHER RBT NOR THE COMPANY MAKES ANY REPRESENTATION OR WARRANTY TO WONA, EXPRESS OR IMPLIED.

6.             Covenants.

6.1   Payment of Research and Development Costs.  Pursuant to the R&D Agreement DSM and RBT each incurred Costs of Development (as defined in R&D Agreement). The DSM Costs of Development (“DSM Costs”) exceeded those incurred by RBT and RBT is obligated to reimburse DSM as set forth in the March 1, 2013 letter agreement entered into between RBT and DSM entitled “Settlement of Costs of Development Due to termination of Joint Research and Development Agreement between DSM New Business Development BV – RiceBranTechnologies” (“Letter Agreement”). RBT shall cause DSM to be paid immediately after Closing out of the Purchase Price received as provided in the Letter Agreement and provide WONA with evidence of such payment to, and receipt of such payment by (where available), DSM as soon as practicable.

6.2   Confidentiality.  The parties understand that the information that each party provided to the other parties and their agents in connection with the transactions contemplated hereby may constitute material nonpublic information of such party.  Each party shall not, and each party shall not permit its agents to, use or disclose any of such information that has not been publicly disclosed other than in connection with the transactions contemplated hereby and in the Related Documents or as may be required to comply with applicable law and rules of the Financial Industry Regulatory Authority (“FINRA”) and any stock exchange having jurisdiction over the parties or parent companies of such parties.  Furthermore, except as required by applicable law (including without limitation any securities laws applicable to RBT) and rules of FINRA and any stock exchange having jurisdiction over the parties or parent companies of such parties, the parties shall not disclose the terms or existence of this Agreement without the written consent of the other parties.  If any party is required, pursuant to applicable law or the  rules of FINRA and the stock exchanges having jurisdiction over the parties or parent companies of such parties, to disclose any such information, the disclosing party shall (where possible) provide the non-disclosing parties with at least three (3) business days’ notice prior to any such disclosure and will provide the non-disclosing party with an ability to provide comments on the content of the disclosure, which comments will be taken into reasonable consideration; provided that (i) the foregoing three (3) business days’ notice shall be limited to a two (2) calendar day period with respect to the initial press releases issued by RBT announcing the signing of this Agreement and the Closing and (ii) no notice shall be required to be delivered by RBT with respect to disclosure made by RBT in periodic reports or registration statements filed with the United States Securities and Exchange Commission.

7.             Miscellaneous.

7.1   Successors and Assigns.  Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties.

7.2   Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the parties had all signed the same document.  All counterparts shall be construed together and shall constitute one agreement. This Agreement, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party or to any such agreement or instrument, each other party or party thereto shall re execute original forms thereof and deliver them to all other parties.  No party shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

7.3   Notices.  Any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given (i) on the date of personal service on the parties, (ii) on the third business day after mailing, if the document is mailed by registered or certified mail, (iii) one day after being sent by professional or overnight courier or messenger service guaranteeing one-day delivery, with receipt confirmed by the courier, or (iv) on the date of transmission if sent by telegram, telex, telecopy or other means of electronic transmission resulting in written copies, with receipt confirmed.  Any such notice shall be delivered or addressed to the parties at the addresses set forth below the party’s signature to this Agreement or at the most recent address specified by the addressee through written notice under this provision.  Failure to conform to the requirement that mailings be done by registered or certified mail shall not defeat the effectiveness of notice actually received by the addressee.  If notice is delivered to the Company, one copy should be sent to the Manager of the Company and to Dale Belt, Fax: (602) 522-3011.

7.4   Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the Related Documents.

7.5   Amendments and Waivers.  Unless specifically provided otherwise herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of RBT, the Company and WONA.  Any amendment or waiver affected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.  No waiver or failure to insist upon strict compliance with an obligation, covenant, agreement or condition hereunder shall operate as a waiver of, or estoppel with respect to, any other failure.

7.6   Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms, provided that nothing in this Section shall be construed to limit or waive the breach of any representation with respect to enforceability of this Agreement.

7.7   Construction.  The article and section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.  Unless the context otherwise requires, as used in this Agreement, (a) all references to Articles, Sections, Schedules, or Exhibits contained in this Agreement are references to articles, sections, schedules, exhibits of or to this Agreement, (b) words in the singular include the plural and vice versa, (c) words of any gender include each other gender, (d) “hereby,” “herein,” “hereof,” “hereto,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision hereof; (e) “include,” “including,” or derivatives thereof shall mean “including without limitation”; (f) “or” shall mean “and/or” and (g) in the event any claim is made by any party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or his or her counsel.

7.8   Further Assurances.  The parties shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances as may be necessary or desirable to carry out the intent and purposes of this Agreement and the transactions contemplated by this Agreement.

7.9   Governing Law; Arbitration.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to conflicts of laws principles.  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof shall be settled by binding arbitration administered by the International Chamber of Commerce in accordance with its arbitration rules and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Claims shall be heard by a single arbitrator. The place of arbitration shall be London, England and the language of the arbitration shall be English.

7.10         Time.  Time is of the essence of this Agreement.  Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a day that is not a business day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a business day.

7.11         Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof.

7.12         Attorneys’ Fees; Prejudgment Interest.  If the services of an attorney are required by any party to secure the performance of this Agreement or otherwise upon the breach or default of another party, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and other expenses, in addition to any other relief to which such party may be entitled.  Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

7.13         Parties in Interest.  Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party, nor shall any provision give any third persons any right of subrogation or action against any party.

(Remainder of page intentionally left blank.  Signature page follows.)

The parties hereto have executed this Membership Interest Purchase Agreement as of the day and year first above written.

RiceBran Technologies, LLC		WONA Inc.

		By:	/s/ Sng Miow Ching
/s/ W. John Short
By: W. John Short, Chief Executive Officer		Name:	Sng Miow Ching

Address:	6720 N. Scottsdale Road, Suite 390	Title:	Director
Scottsdale, AZ 85253
Address For Receiving Notices:
Kwek Ju-Yang (juyang@wilmar.com.sg)
c/o Wilmar International Limited
9 Kreta Ayer Road
Singapore 088985

RBT PRO, LLC

/s/ W. John Short
By: W. John Short, Manager

Address:	6720 N. Scottsdale Road, Suite 390
Scottsdale, AZ 85253

[SIGNATURE PAGE TO MEMBERSHIP INTEREST PURCHASE AGREEMENT]

Exhibit A

LLC Agreement
(See Exhibit 10.5 of Form 8-K filed on April 5, 2013)

Exhibit B

Form of Extruder Purchase Agreement

EXECUTION

EXTRUDER PURCHASE AGREEMENT

This Extruder Purchase Agreement (“Agreement”) is made on April 2, 2013 (“Effective Date”) by and between RiceBran Technologies, a California corporation (“RBT”), Yihai Kerry (Harbin) Oils, Grains & Foodstuffs Industries Co., Ltd, a company incorporated under the laws of the People’s Republic of China (“YKOGFI”) and Wilmar Europe Holdings B.V., a company incorporated under the laws of the Netherlands (“WEHBV”).

RECITALS

A           RBT.  RBT has developed and owns proprietary equipment used to stabilize rice bran for consumption in the human nutrition and animal nutrition markets globally. RBT further has developed and owns various patents, provisional patents, proprietary processes and technical applications for processing and further processing of rice bran and its derivatives for use in animal nutrition, human food ingredients, nutritional supplements, functional foods and pharmaceutical applications.

B.           Developed IP. RBT and DSM New Business Development B.V., a private company with limited liability organized under the laws of the Netherlands (“DSM”) entered into a Joint Research and Development Agreement dated August 15, 2011 (“R&D Agreement”) for the purpose of performing joint research and development for the development of rice bran derived products and related business development activities, as more fully described in the R&D Agreement. As a result of the research conducted pursuant to the R&D Agreement, the parties thereto developed certain intellectual property and know-how (“Developed IP”).

C.           RBT PRO.  RBT and WONA  are the owners and members of RBT PRO, a Delaware limited liability company (“RBT PRO”). Such Developed IP and certain background intellectual property and know-how owned by RBT and DSM respectively defined as the “DSM Background Technology” and “RBT Background Technology” was licensed to RBT PRO pursuant to a License Agreement between DSM, RBT and RBT PRO effective as of March 1, 2013 (“DSM License Agreement.”).

D.           Sublicense. RBT PRO has granted Wilmar (Shanghai) Biotechnology Research Development Center Co., Ltd. (“WBRDC”) a sub-license to use the Developed IP, RBT Background Technology and DSM Background Technology within the field of processing and further processing of rice bran and its derivatives for use in animal nutrition, human food ingredients, nutritional supplements, functional foods and pharmaceutical applications (“Field”) for commercialization in the People’s Republic of China (“Territory A”) as set forth in a Sublicense Agreement between RBT PRO and WBRDC dated on or about this same date (“WBRDC Sublicense Agreement”).  RBT PRO has further granted to RBT a sub-license to use the Developed IP, RBT Background Technology and DSM Background Technology within the Field for commercialization in the entire World other than the People’s Republic of China (“Territory B”) as set forth in a Sublicense Agreement between RBT PRO and RBT dated on or about this same date (“RBT Sublicense Agreement”). In addition, RBT has agreed to sell to YKOGFI certain Extruders described below on the terms and conditions set forth herein.

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E.           Cross-License.  Pursuant to a Cross-License Agreement between RBT and WBRDC on or about this same date (“Cross License Agreement”), RBT has granted WBRDC a license to its “IP Rights” and “Know-How” (as such terms are defined in the RBT Sublicense Agreement) and its current and future improvements, developments and modifications thereto with respect to the Field for use in the Territory A, and WBRDC has granted RBT a license to (i) its IP Rights and Know-How and any current and future improvements, developments and modifications thereto with respect to the Field which are based on the IP Rights and Know-How licensed under the Cross License Agreement for use in Territory B (ii) its IP Rights and Know-How and any current and future improvements, developments and modifications thereto with respect to the Field not based on the IP Rights and Know-How licensed under the Cross License Agreement for use in Territory C.

AGREEMENT

1.           Purchase and Sale. Subject to the terms and conditions of this Agreement, YKOGFI hereby purchases, acquires and will accept from RBT, and RBT hereby sells, transfers and assigns, and agrees to deliver to YKOGFI, free from any encumbrances, two extruders, each in compliance with the specifications attached as Exhibit A hereto (“Extruders”).  Once executed by both parties, this Agreement establishes the sale and assignment of the Extruders from RBT to YKOGFI as of the Effective Date.

2.           Purchase Price.  YKOGFI shall pay RBT Two Hundred Fifty Thousand US Dollars (USD 250,000) for each Extruder and a total of Five Hundred Thousand US Dollars (USD $500,000) for the two (2) Extruders (“Purchase Price”). RBT agrees to sell additional extruders to RBT for use exclusively in the People’s Republic of China, including Hong Kong SAR and Macau SAR (“Territory”) subject to and on terms to be negotiated by the parties on a case by case basis.

3.           Payment Terms. The Purchase Price shall be paid by telegraphic transfer by YKOGFI to RBT’s designated bank within five (5) business days from the Effective Date.

4.           Delivery; Installation and Training; Confidentiality and Use.

4.1.        Delivery. Delivery terms for the Extruders shall be CIF Port of Dalian, People’s Republic of China (Incoterms 2011). RBT will ship the extruders as soon as practicable after receiving delivery details from YKOGFI.

4.2.        Installation and Training.  RBT and YKOGFI shall work together to design the optimal plan for integrating the Extruders to YKOGFI’s existing facilities. YKOGFI shall be responsible for all installation costs and costs of modification necessary to adapt the Extruders for use with YKOGFI’s related equipment in the Territory. During the four (4) year period following the Effective Date (“Warranty Period”), RBT shall provide one (1) qualified technician, who shall be available for on-site visits for periods of up to three consecutive weeks annually in the Territory at locations in the Territory determined by YKOGFI to assist YKOGFI in the modification (if any), installation, training, proper connection and operation of the Extruders. YKOGFI shall pay or reimburse RBT within fifteen (15) days of receiving an invoice for the reasonable costs of travel, lodging, meals, communications and salary and benefits and any other related costs of such technician when conducting the on-site visit.  RBT agrees that no markup will be added to such costs.  YKOGFI will provide sufficient space, utilities and access as necessary or useful for the proper installation and operation of the Extruders. YKOGFI shall be responsible for any reasonable costs associated with the modification or replacement of motors and control panels for the Extruders to comply with local Chinese power inputs.

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4.3.        Confidential and Proprietary Information.  During the course of the installation, training and use of the Extruders and in connection with the transactions contemplated herein,  YKOGFI will gain access to various proprietary and confidential information and technology of RBT. YKOGFI agrees to maintain the confidentiality of all RBT confidential information and not to use any RBT proprietary information or technology except as expressly permitted hereunder and not to disclose, pass on or exploit any trade secrets or other proprietary and confidential information of RBT with which it have become acquainted pursuant to the transactions contemplated hereunder other than as permitted hereunder.  YKOGFI will use the same care to prevent disclosing RBT confidential information to third parties as it employs to avoid disclosure, publication or dissemination of its own information of a similar nature, but in no event less than a reasonable standard of care.  WEHBV will guarantee YKOGFI’s compliance with this undertaking.

4.4         Limitations on Use:  YKOGFI agrees that it shall use the Extruders exclusively to produce stabilized rice bran in the Territory. YKOGFI agrees not to use or export outside of the Territory any products produced by the Extruders other than for use as samples or for research and development purposes.

5.           Representations and Warranties of RBT.  RBT hereby represents and warrants to YKOGFI as follows:

5.1.        Power and Authority.  RBT is a corporation, duly organized, validly existing and in good standing under the laws of the State of California.  RBT has the requisite corporate power and authority to enter into this Agreement and to perform its obligations pursuant to this Agreement.  RBT's execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate authority of RBT. This Agreement has been duly executed and delivered by RBT and constitutes valid and binding obligations, enforceable against RBT in accordance with its terms.

5.2.        Title.  RBT has good and marketable title to the Extruders, which shall be delivered to YKOGFI free and clear of all liens, encumbrances and adverse claims.

5.3.        Specifications.  The Extruders will be delivered in good working condition (taking into account that the motors and control panels need to be modified or replaced to comply with local Chinese power inputs) and will perform in accordance with the specifications set forth on Exhibit A during the Warranty Period.

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6.           Representations and Warranties by YKOGFI; Limitation.  YKOGFI hereby represents and warrants to RBT and agrees as follows:

6.1.        Power and Authorization.  YKOGFI is a company  duly organized, validly existing and in good standing under the laws of the People’s Republic of China and has all requisite power and authority to enter into this Agreement and to perform its obligations pursuant to this Agreement. The execution, delivery and performance by YKOGFI of this Agreement has been duly authorized by all necessary action of YKOGFI, and no other proceedings on the part of YKOGFI are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by YKOGFI and constitutes valid and binding obligations, enforceable against YKOGFI in accordance with its terms.

6.2.        Warranty.  RBT warrant to YKOGFI that:

(a)          it will use (and will cause its employees and agents performing services hereunder on its behalf to use) reasonable skill and care in the performance of RBT’s obligations under this Agreement;

(b)         the Extruders are, until title in them have been transferred in accordance to this Agreement, owned solely by RBT, free from any encumbrances whatsoever;

(c)         the service manual on the Extruders provided to YKOGFI is in all respects accurate and sufficient for YKOGFI properly to operate and maintain the Extruders, subject to modifications for local Chinese power inputs; and

(d)         the Extruders shall perform during the Warranty Period as described on Exhibit A.

6.3         If RBT is in breach of any of the warranties in Section 6.2 during the Warranty Period, YKOGFI shall as soon as practicable provide written notice of such breach. RBT shall within 60 days of receiving written notice from YKOGFI requiring it to do so, cure such breach at RBT’s cost and expense, or failing to do so, indemnify YKOGFI and keep it indemnified in respect of all losses, liabilities, costs and expenses incurred by YKOGFI as a direct result of such breach (“YKOGFI Losses”); provided, however, that RBT shall in no circumstances be liable for any YKOGFI Losses under this Agreement exceeding 120% of the Purchase Price.

6.4         YKOGFI acknowledges that the representations and warranties of RBT contained in Section 6 of this Agreement are the only representations or warranties given by RBT and that all other express or implied warranties are disclaimed. EXCEPT AS EXPRESSLY PROVIDED HEREIN, YKOGFI ACKNOWLEDGES AND AGREES THAT NEITHER RBT NOR ANY OF RBT’S OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES OR AFFILIATES MAKES OR HAS MADE ANY WARRANTIES OR REPRESENTATIONS AS TO THE PERFORMANCE OF THE EXTRUDERS, ANY USE TO WHICH THE EXTRUDERS MAY BE PUT, OR THE CONDITION OF THE EXTRUDERS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXCLUDED.

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7.           Extruder Technology.

7.1.        Proprietary Technology. The Extruders comprise the embodiment of trade secret and proprietary technology and information that RBT has expended substantial sums to develop, improve and maintain. In addition to any restrictions specified herein, YKOGFI covenants and agrees that it shall not itself, or through any parent, subsidiary, affiliate, agent or other third party: (i) sell, lease, license or sublicense any RBT rice bran stabilization technology or information  that are the subject of this Agreement, (ii) decompile, disassemble, or reverse engineer the Extruders, in whole or in part, (iii) allow access to the Extruders by any person other than YKOGFI’s employees and agents, (iv) develop any derivative equipment based upon the Extruders or use the Extruders to provide any services to any third parties, or (v) provide, disclose, divulge or make available to, or permit use of the Extruders by any third party without RBT’s prior written consent. YKOGFI agrees to indemnify RBT from and against any and all damages incurred by RBT as a result of any breach by YKOGFI or any parent, subsidiary, affiliate, or agent of YKOGFI of the terms of this Section 7.1. For the avoidance of doubt, YKOGFI shall not be liable for any indirect, consequential, special or punitive damages. WEHBV will guarantee YKOGFI’s compliance with this undertaking.

7.2.        Breach.  YKOGFI recognizes and acknowledges that irreparable injury or damage shall result to the business of RBT in the event of a breach or threatened breach by YKOGFI of any of the terms or provisions of this Section 7, and YKOGFI therefore agrees that, notwithstanding anything to the contrary, RBT shall be entitled to an injunction restraining YKOGFI from engaging in any activity constituting such breach or threatened breach.  Nothing contained in this Agreement shall be construed as prohibiting RBT from pursuing any other remedies available to RBT at law or in equity for such breach or threatened breach, including, but not limited to, the recovery of damages from YKOGFI.

8.           Miscellaneous.

8.1.        Commissions.  If any person or entity shall assert a claim to a fee, commission or other compensation on account of alleged employment as a broker, representative, agent or finder or for performance of services as a broker, representative, agent or finder in connection with this transaction, the party hereto under whom the broker or finder is claiming shall indemnify, defend and hold harmless the other party for, from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought thereon (including, but without limitation, counsel and witness fees and court costs in defending against such claim).

8.2.        Counterparts; Headings; Time.  This Agreement may be executed in any number of counterparts with the same effect as if the parties had all signed the same document.  All counterparts shall be construed together and shall constitute one agreement. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Time is of the essence with respect to all dates and time periods set forth or referred to in this Agreement.

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8.3.        Waiver; Amendment.  The provisions of this Agreement may be modified at any time by agreement of the parties.  Any such agreement hereafter made shall be ineffective to modify this Agreement in any respect unless in writing and signed by each of the parties.  Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition.

8.4.        Entire Agreement.  This Agreement constitutes the entire agreement between the parties, all oral agreements being merged herein, and supersedes all prior representations.  There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement that are not fully expressed herein.

8.5.        Notices.  Except as otherwise provided herein, any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given (i) on the date of personal service on the parties, (ii) on the third business day after mailing, if the document is mailed by registered or certified mail, (iii) one day after being sent by professional or overnight courier or messenger service guaranteeing one-day delivery, with receipt confirmed by the courier, or (iv) on the date of transmission if sent by telegram, telex, telecopy or other means of electronic transmission resulting in written copies, with receipt confirmed.  Any such notice shall be delivered or addressed to the parties at the addresses set forth on the signature page hereto or at the most recent address specified by the addressee through written notice under this provision.  Failure to conform to the requirement that mailings be done by registered or certified mail shall not defeat the effectiveness of notice actually received by the addressee.

8.6.        Governing Law; Arbitration.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to conflicts of laws principles.  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof shall be settled by binding arbitration administered by the International Chamber of Commerce in accordance with its arbitration rules and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Claims shall be heard by a single arbitrator. The place of arbitration shall be London, England and the language of the arbitration shall be English.

8.7.        No Assignment.  YKOGFI may assign this Agreement to an Affiliate (as defined in the WBRDC Sublicense Agreement). This Agreement otherwise shall not be assigned by any party without the prior written consent of the other party.  Any assignment contrary to the provisions of this Agreement shall be deemed a default under the Agreement, allowing the non-defaulting party to exercise all remedies available under law.

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8.8.        Succession.  Subject to the provisions otherwise contained in this Agreement, this Agreement shall inure to the benefit of and be binding on the successors and assigns of the respective parties.

8.9.        Parties in Interest.  Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action against any party to this Agreement.

8.10.      Attorneys’ Fees; Prejudgment Interest.  If the services of an attorney are required by any party to secure the performance of this Agreement or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorneys’ fees, expert witness and other costs and other expenses, in addition to any other relief to which such party may be entitled.  Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

(Remainder of page left blank intentionally.  Signature page follows.)

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The parties enter into this Extruder Purchase Agreement as of the Effective Date first set forth above.

RiceBran Technologies, LLC	Yihai Kerry (Harbin) Grains & Foodstuffs Industries Co., Ltd

By:
By: W. John Short, Chief Executive Officer
Name:

Address:	Title:

Address For Receiving Notices:
Kwek Ju-Yang (juyang@wilmar.com.sg)
c/o Wilmar International Limited
9 Kreta Ayer Road
Singapore 088985

Wilmar Europe Holdings B.V.

By:

Name:

Address For Receiving Notices:
Kwek Ju-Yang (juyang@wilmar.com.sg)
c/o Wilmar International Limited
9 Kreta Ayer Road
Singapore 088985

[SIGNATURE PAGE TO EXTRUDER PURCHASE AGREEMENT]

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Exhibit A

Description of Extruders

Description:
Proprietary and trade secret machine designed and assembled by RiceBran Technologies (“RBT”) from components made by contract manufacturers according to RBT specifications (the “Extruder”). The Extruder’s intended operating purpose is to receive raw rice bran generated from the rice milling process and stabilize the raw rice bran to produce stabilized rice bran (“SRB”) by deactivating the lipase enzyme activity that naturally occurs in raw rice bran as a result of the milling process. The quality of SRB produced by the Extruder will depend on many factors including, among others, the quality of the raw rice bran received for stabilization and the time elapsed between the milling of the raw rice bran and the introduction of that bran into the Extruder for stabilization.  Optimal performance can be obtained if raw rice bran is introduced into the Extruders within minutes of milling.  Assuming (i) the motors and control panels of the Extruders are modified to accept local Chinese power inputs or replaced with local equivalent motors and control panels, (ii) an adequate supply and quality of fresh raw rice bran is delivered for processing within one hour of milling and free of impurities such as stones, ceramics, metal, excess hulls, etc., (iii) the Extruders are installed, maintained and operated as directed by RBT technicians (including use of RBT specified parts) and (iv) YKOGFI personnel do not damage the Extruders, during the Warranty Term (a) each Extruder will have a processing output of a minimum of 2,000 pounds of SRB per hour and (b) the SRB produced by the Extruder will be fit for use in animal nutrition, human food ingredients, nutritional supplements, functional foods and pharmaceutical applications.

Exhibit C

Form of Cross License Agreement
(See Exhibit 10.4 of Form 8-K filed on April 5, 2013)

Exhibit D

Form of WBRDC Sublicense Agreement
(See Exhibit 10.2 of Form 8-K filed on April 5, 2013)

Exhibit E

Form of RBT Sublicense Agreement
(See Exhibit 10.3 of Form 8-K filed on April 5, 2013)